UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2014 (September 19, 2014)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6000
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 19, 2014, John Hatsopoulos, the Chairman of the board of directors of EuroSite Power Inc. (the "Company"), loaned the Company $3,000,000 (the "Loan") without interest pursuant to a promissory note.

The Loan matures upon a substantial capital raise or on or before September 19, 2019. Prepayment of principal may be made at any time without penalty. The proceeds of the Loan will be used in connection with the development and installation of current and new energy systems in the United Kingdom and Europe.

The summary of the transaction set forth above does not purport to be complete. This summary is qualified in its entirety by reference to exhibits attached hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	0% Promissory Note Due 2019, dated September 19, 2014, entered into between the Company and John N. Hatsopoulos.
99.1	Press Release

FORWARD-LOOKING STATEMENTS

This current report and its exhibits contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. For example, we are using forward-looking statements when we discuss the use of proceeds of the loan. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including as disclosed in the Company's SEC filings. The statements in this current report are made as of the date of this report. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 23, 2014	EUROSITE POWER INC.
By: /s/ Gabriel J. Parmese
Gabriel J. Parmese, Chief Financial Officer